                                                                  Exhibit 4.4






                          REGISTRATION RIGHTS AGREEMENT


                            DATED AS OF MAY 22, 2002

                                 BY AND BETWEEN

                            COLE NATIONAL GROUP, INC.

                                    AS ISSUER

                                       AND

                              LEHMAN BROTHERS INC.

                            CIBC WORLD MARKETS CORP.

                                       AND

                            MCDONALD INVESTMENTS INC.

                            AS THE INITIAL PURCHASERS

         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of May 22, 2002, by and between Cole National Group, Inc., a Delaware corporation (the "COMPANY"), and Lehman Brothers Inc., CIBC World Markets Corp. and McDonald Investments Inc. (each, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 8 7/8% Senior Subordinated Notes due 2012 (the "NOTES") pursuant to the Purchase Agreement (as defined below).

         This Agreement is entered into pursuant to the Purchase Agreement, dated May 15, 2002 (the "PURCHASE AGREEMENT"), by and between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, dated the date hereof between the Company and Wells Fargo Bank Minnesota, N.A., as Trustee, relating to the Notes and the Exchange Notes (the "INDENTURE").

         The parties hereby agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT: The Securities Act of 1933, as amended.

         AFFILIATE: As defined in Rule 144 of the Act.

         APPLICABLE HOLDER: As defined in Section 6(d) hereof.

         BLACKOUT PERIOD: The period of time (a) that the Company may delay filing and distributing (i) a post-effective amendment to (x) the Shelf Registration Statement or (y) after the date on which the Exchange Offer is Consummated, the Exchange Offer Registration Statement that is required to be effective to permit resales of Exchange Notes by Broker-Dealers as contemplated by Section 3(c) below or (ii) a supplement to any related Prospectus and (iii) any other required document so that, as thereafter delivered to Holders or purchasers of Transfer Restricted Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading if the Company determines reasonably and in good faith that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time could reasonably be expected to have a material adverse effect on the Company or a pending financing, acquisition, disposition, merger or other material corporate transaction involving the Company or any of its subsidiaries, or (b) when (i) the Shelf Registration Statement or (ii) after the date on which the Exchange Offer is Consummated, the Exchange Offer Registration Statement that is required to remain effective to permit resales of Exchange Notes by Broker-Dealers as contemplated by Section 3(c) below, in each case, ceases to be effective or any related Prospectus is not usable solely because the Company filed a post-effective amendment to any such Registration Statement to include annual audited financial information or quarterly unaudited financial information with respect to the Company and such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus (it being understood that, in the case of this clause (b), the Company shall be required to use its reasonable best efforts to cause any such post-effective amendment to become effective as soon as practicable); provided that, during any consecutive 12-month period, such Blackout Periods (A) shall not occur more than 60 days in the aggregate and (B) in the case of clause
(a) above, shall not occur more than one time; and provided further that upon the termination of such Blackout Period, the Company shall promptly advise each Holder and purchaser and, if requested by any such person, confirm such advice in writing that such Blackout Period has been terminated.

         BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

         CERTIFICATED SECURITIES: Definitive Notes, as defined in the Indenture.

         CLOSING DATE: The date hereof.

         COMMISSION: The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes validly tendered by Holders thereof pursuant to the Exchange Offer.

         CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

         EFFECTIVENESS DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXCHANGE NOTE INITIAL PURCHASER: As defined in Section 6(d) hereof.

         EXCHANGE NOTES: The Company's 8 7/8% Senior Subordinated Notes due 2012, registered under the Act, to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

         EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus which forms a part thereof.

         EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain non-U.S. persons pursuant to Regulation S under the Act.

         FILING DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

         HOLDERS: As defined in Section 2 hereof.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments.

         RECOMMENCEMENT DATE: As defined in Section 6(e) hereof.

         REGISTRATION DEFAULT: As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors, if any, relating to (a) an offering of Exchange Notes and related Note Guarantees, if any, pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits.

         REGULATION S: Regulation S promulgated under the Act.

         RULE 144: Rule 144 promulgated under the Act.

         SHELF HOLDER: As defined in Section 6(d) hereof.

         SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

         SUSPENSION NOTICE: As defined in Section 6(e) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: (i) Each Note and the related Note Guarantees, if any, until the earliest to occur of (a) the date on which such
Note is exchanged in the Exchange Offer for an Exchange Note other than by a Broker-Dealer, (b) the date on which such Note has been effectively registered under the Act and has been disposed of in accordance with a Shelf Registration Statement or (c) the date on which such Note is eligible to be sold pursuant to Rule 144 under the Act and (ii) each Exchange Note and the related Note Guarantees, if any, acquired by a Broker-Dealer in exchange for a Note acquired for its own account as a result of market-making activities or other trading activities until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the

Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

SECTION 2. HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer is not permitted by applicable federal law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors, if any, shall
(i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date (such 60th day being the "FILING DEADLINE"),
(ii) use their respective reasonable best efforts to cause such Exchange Offer Registration Statement to become effective no later than 120 days after the Closing Date (such 120th day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and
(iv) unless the Exchange Offer would not be permitted by applicable law or Commission policy, commence the Exchange Offer and use their respective reasonable best efforts to, on or prior to 30 business days after the date of the effectiveness of such Exchange Offer Registration Statement, Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting
(i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

         (b) The Company and the Guarantors, if any, shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and the Guarantors, if any, shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors, if any, shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter unless otherwise required by federal securities laws (such 30th business day or other required day being the "CONSUMMATION DEADLINE").

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission.

         Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors, if any, shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors, if any, agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a), (c) and (d) hereof and subject to any applicable Blackout Period and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period that shall not exceed 180 days (or longer as provided below) from the date on which the Exchange Offer is Consummated or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto; provided, however, that if the Exchange Offer Registration Statement ceases to be effective during any Blackout Period, such 180-day period shall be extended by the number of days such Blackout Period continued. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than two days after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

         (a) SHELF REGISTRATION. If (i) the Exchange Offer is not permitted by applicable federal law or Commission policy (after the Company and the Guarantors, if any, have complied with the procedures set forth in Section 6(a)(i) below and assuming, for purposes of this Section 4 and Section 5 hereof, that the announcement referred to in Section 6(a)(i) is deemed to mean that the Exchange Offer is not permitted by applicable federal law or Commission policy) or (ii) any Holder notifies the Company within 20 days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors, if any, shall:

         (x) use their respective reasonable best efforts to file, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (the 30th day after such earlier date, the "FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities in accordance with the provisions of Section 4(b) hereof; and

         (y) use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 60 days after the Filing Deadline for the Shelf Registration Statement (such 60th day, the "EFFECTIVENESS DEADLINE").

         If, after the Company and the Guarantors, if any, have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors, if any, are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law or Commission policy (i.e., clause
(a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors, if any, shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

         To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors, if any, shall use their respective reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b), (c) and (d) hereof and subject to any Blackout Period and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(e)) following the Closing Date, or such shorter period as will terminate when all Notes or Exchange Notes cease to be Transfer Restricted Securities or such Notes or Exchange Notes covered by such Shelf Registration Statement have been sold pursuant thereto; provided, however, that, except as provided below, the Company shall not be obligated to keep such Shelf Registration Statement effective for a period of more than 180 days from the date the Shelf Registration Statement is declared effective by the Commission if the Shelf Registration Statement is required to be filed solely to permit resales by a Broker-Dealer that holds Notes acquired directly from the Company or one of its Affiliates; provided further, however, that if the Shelf Registration Statement ceases to be effective during any Blackout Period, such 180-day period shall be extended by the number of days such Blackout Period continued.

         (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder may include any of its Transfer Restricted Securities in any

Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 and 508 of Regulation S-K, as applicable, of the Act, or other information reasonably requested by the Company and required by Regulation S-K of the Act, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder shall be entitled to liquidated damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. By its acceptance of Transfer Restricted Securities, each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within ten days of filing such post-effective amendment to such Registration Statement (except during any Blackout Period) (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the Company and the Guarantors, if any, hereby jointly and severally agree to pay to each Holder affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default; provided that if Rule 437a of the Act or a substantially similar rule is not then available, and, despite all reasonable efforts on the part of the Company and the Guarantors, if any, (A) the Company's and the Guarantors', if any, failure to file any such Registration Statements on or before the applicable Filing Deadline has resulted solely from, or (B) any such Registration Statements have not been declared effective on or prior to the applicable Effectiveness Deadline solely because of, in each case, the inability or refusal of its auditor to issue a consent to the use of its audit report relating to the Company's consolidated financial statements in connection with any such Registration Statements, then the occurrence of a Registration Default shall be determined as set forth in the next succeeding paragraph, but shall only be determined with respect to either clause (A) or clause (B) but not both.

         For purposes of determining the occurrence of a Registration Default under the proviso in the immediately preceding paragraph: (1) with respect to clause (A) immediately above, if, prior to the earlier of the filing of any such Registration Statements and the otherwise applicable Filing Deadline, the Company receives notice or has reasonable grounds to conclude and in good faith concludes that its auditor is unable or unwilling to issue such consent, then the Filing Deadline would be 60 days, and the Effectiveness Deadline would be 120 days, in each case, from the date on which the Company first receives such notice or reaches such conclusion; and (2) with respect to clause (B) immediately above, if, subsequent to the filing of any such

Registration Statements but prior to the otherwise applicable Effectiveness Deadline, the Company first receives notice or has reasonable grounds to conclude and in good faith concludes that its auditor is unable or unwilling to issue such consent, then the Effectiveness Deadline would be 60 days from the date on which the Company first receives such notice or reaches such conclusion, unless the otherwise applicable Effectiveness Deadline would have been more than 60 days from the date of such notice or such conclusion.

         Promptly upon receiving such notice or reaching such conclusion, the Company shall deliver an Officers' Certificate to the Trustee certifying as to the date of the receipt of such notice or the date of the reaching of such conclusion, in which case the Officers' Certificate shall also set forth in reasonable detail the basis of such conclusion, and setting forth the resultant Filing Deadline and/or Effectiveness Deadline, as the case may be, and the Trustee shall notify the Holders of such resultant date or dates.

         The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors, if any, shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each interest payment date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors, if any, to pay liquidated damages that have accrued with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors, if any, shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by any Broker-Dealer that tendered Notes in the Exchange Offer that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof and (z) comply with all of the following provisions:

         (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors, if any, hereby agree either to (x) seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors, if any, to Consummate an Exchange Offer for such Transfer Restricted Securities, or
     (y) file, in accordance with Section 4(a) hereof, a Shelf Registration Statement to permit the exchange and/or resale of the Transfer Restricted Securities that would otherwise be covered by the Exchange Offer Registration Statement but for the announcement of a change in Commission policy. In the case of clause (x) above, the Company and the Guarantors, if any, hereby agree to pursue the issuance of such a decision to the Commission staff level, but shall not be required to take commercially unreasonable actions to effect a change in Commission policy. In connection with the foregoing, the Company and the Guarantors, if any, hereby agree to take all such other reasonable actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission staff, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

         (ii) As a condition to its participation in the Exchange Offer, each Holder (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors, if any, (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders shall otherwise reasonably cooperate in the Company's and the Guarantors', if any, preparation for the Exchange Offer. Each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes will be required to acknowledge and agree that, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above) and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective Registration Statement containing the selling security holder information required by Item 507 and 508, as applicable, of Regulation S-K, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof.

         (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors, if any, shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors, if any, are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5,
     1991) as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor, if any, has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's, if any, information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

         (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company and the Guarantors, if any, shall:

         (i) comply with all the provisions of Sections 6(c) and 6(d) below and use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors, if any, will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

         (ii) register Notes and the related Note Guarantees, if any, on any Shelf Registration Statement contemplated by this Agreement and issue Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes to any Holder or purchaser of Notes subject to the Shelf Registration Statement in the names as such Holder or purchaser shall designate.

         (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors, if any, shall:

         (i) use their respective reasonable best efforts to keep such Registration Statement continuously effective (subject to any applicable Blackout Period) and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors, if any, shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable (but no sooner than after the end of any Blackout Period, if applicable); if at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors, if any, shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (iii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery, if applicable, of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two business days prior to such sale of Transfer Restricted Securities; and to cooperate with the Holders to facilitate the registration of such Transfer Restricted Securities in book-entry form at least two business days prior to such sale of Transfer Restricted Securities;

         (iv) use their respective reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that neither the Company nor any Guarantor, if any, shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or, other than as to matters and transactions relating to the Registration Statement, to taxation in any jurisdiction where it is not now so subject;

         (v) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities, which are in a form eligible for deposit with The Depository Trust Company;

         (vi) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning with the first fiscal quarter after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

         (vii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their respective reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

         (d) ADDITIONAL PROVISIONS APPLICABLE TO SHELF REGISTRATION STATEMENTS AND CERTAIN EXCHANGE OFFER PROSPECTUSES. In connection with each Shelf Registration Statement, and each Exchange Offer Registration Statement if and to the extent that an Initial Purchaser has notified the Company that it is a holder of Exchange Notes that are Transfer Restricted Securities (for so long as such Exchange Notes are Transfer Restricted Securities or for the period provided in Section 3, whichever is shorter) (each, an "EXCHANGE NOTE INITIAL PURCHASER"), the Company and the Guarantors, if any, shall:

         (i) advise each Holder of Transfer Restricted Securities included in any Shelf Registration Statement (each, a "SHELF HOLDER" and, together with the Exchange Note Initial Purchasers, the "APPLICABLE HOLDERS") and each Exchange Note Initial Purchaser as promptly as practicable and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
     (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes,

     (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) if any fact or event contemplated by Section 6(d)(i)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment, if applicable, to the Registration Statement or related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (iii) furnish to each Applicable Holder in connection with such exchange or sale, if any, before filing with the Commission (provided that such Applicable Holder has entered into a confidentiality agreement as may be reasonably requested by the Company), copies of any Registration Statement or any Prospectus included therein (except the Prospectus included in the Exchange Offer Registration Statement at the time it was declared effective) or any amendments or supplements to any such Registration Statement or Prospectus, which documents will be subject to the review and comment of such Applicable Holders in connection with such sale, if any, for a period of at least five business days, and the Company shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Applicable Holders have reasonably objected within five business days after the receipt thereof; an Applicable Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or fails to comply with the applicable requirements of the Act;

         (iv) make available, at reasonable times, for inspection by each Applicable Holder and any attorney or accountant retained by any Exchange
     Note Initial Purchaser or Shelf Holder, as the case may be (provided that there shall be not more than one attorney and not more than one accountant retained by all the Shelf Holders for this purpose), all financial and other records, pertinent corporate documents of the Company and the Guarantors, if any, and cause the Company's and the Guarantors', if any, officers, directors and employees to supply all information reasonably requested by any such Applicable Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

         (v) if requested by any Applicable Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Applicable Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

         (vi) furnish to each Applicable Holder in connection with such exchange or sale without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, and upon request, all exhibits;

         (vii) deliver to each Applicable Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors, if any, hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

         (viii) in the case of a Shelf Registration Statement, upon the request of any Shelf Holders aggregating at least 50% in aggregate principal amount of the Transfer Restricted Securities covered by such Shelf Registration Statement, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in form, substance and scope as are customarily provided by issuers to underwriters in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In connection with an underwritten offering, the Company and the Guarantors, if any, shall:

                  (A) upon request of any Shelf Holder, furnish to each Holder and each underwriter, upon the effectiveness of the Shelf Registration
         Statement:

                           (1) a certificate, dated such date, signed on behalf
                  of the Company and each Guarantor, if any, by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, if any, confirming, as of the date thereof, such matters as the underwriters or as such Shelf Holders aggregating at least 50% in aggregate principal amount of the Transfer Restricted Securities covered by such Shelf Registration Statement may reasonably request;

                           (2) an opinion, dated the date of effectiveness of
                  the Shelf Registration Statement, of counsel for the Company and the Guarantors, if any, covering matters as the underwriters or as such Shelf Holders aggregating at least 50% in aggregate principal amount of the Transfer Restricted Securities covered by such Shelf Registration Statement may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, if any, representatives of the independent public accountants for the Company and the Guarantors, if any, and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                           (3) a customary comfort letter, dated the date of
                  effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

                  (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors, if any, pursuant to this clause (ix);

         (ix) prior to any public offering of Transfer Restricted Securities, cooperate with the Applicable Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the Applicable Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor, if any, shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or, other than as to matters and transactions relating to the Registration Statement, to taxation in any jurisdiction where it is not now so subject; and

         (x) provide promptly to each Applicable Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         (e) RESTRICTIONS ON HOLDERS. Each Holder's acquisition of a Transfer Restricted Security constitutes such Holder's agreement that, upon receipt of the notice referred to in Section 6(d)(i)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(d)(i)(D) hereof or of any applicable Blackout Period (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement and Prospectus until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(d)(ii) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if applicable, has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice shall be required to either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession that have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

         All expenses incident to the Company's and the Guarantors', if any, performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses, messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors, if any, and one counsel for the Shelf Holders, as selected by a majority of such Shelf Holders, and one counsel for the Exchange Note Initial Purchasers; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof, if applicable; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors, if any, (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company shall, in any event, bear its and the Guarantors', if any, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors, if any.

SECTION 8. INDEMNIFICATION

         (a) The Company and the Guarantors, if any, agree, jointly and severally, to indemnify and hold harmless each Holder of Transfer Restricted Securities included in any Registration Statement (each, a "PARTICIPANT"), its directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) such Participant from and against any and all losses, claims, damages, liabilities and judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Participant or any prospective purchaser of Exchange Notes or registered Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Participants furnished in writing to the Company by any of the Participants; provided that as to any preliminary prospectus, the indemnity contained in this
Section 8(a) shall not inure to the benefit of any Participant, its directors, officers or any Person who controls such Participant on account of any loss, damage, liability or judgment arising from the sale of Transfer Restricted Securities to any Person by that Participant if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus and such Participant failed to send or give a copy of the Prospectus to that Person within the time required by the Act.

         (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, if any, and their respective directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, if any, to the same extent as the foregoing indemnity from the Company and the Guarantors, if any, set forth in section (a) above, but only with reference to information relating to such Participant in writing to the Company by such Participant expressly for use in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto). In no event shall any Participant, its directors, officers or any Person who controls such Participant be liable or responsible for any amount in excess of the amount by which the total amount received by such Participant with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Participant for such Transfer Restricted Securities and (ii) the amount of any damages that such Participant, its directors, officers or any Person who controls such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing (however, the failure to notify the indemnifying party shall not relieve it from liability hereunder except to the extent it is materially prejudiced by such failure) and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Participant shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Participant). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party has been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Participants who sold a majority of the Transfer Restricted Securities sold by all Participants, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and the Guarantors, if any, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 20 business days after the indemnifying party has received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party has failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, if any, on the one hand, and the Participants, on the other hand, from their initial sale of Transfer Restricted Securities (or in the case of Exchange Notes that are Transfer Restricted Securities, the sale of the Notes for which such Exchange Notes were exchanged) or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, if any, on the one hand, and of the Participants, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, if any, on the one hand, and of the Participants, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, if any, on the one hand, or by the Participants, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantors, if any, and, by its acquisition of Transfer Restricted Securities, each Participant agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Participant, its directors, its officers or any Person, if any, who controls such Participant shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Participant with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Participant for such Transfer Restricted Securities and (ii) the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Participant hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

         The Company and each Guarantor, if any, agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor, if any, (i) is not subject to
Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. FUTURE NOTE GUARANTEES

         If, prior to the Consummation of the Exchange Offer or prior to the effectiveness of the Shelf Registration Statement, as the case may be, any subsidiary of the Company executes a Note Guarantee in accordance with the terms and provisions of the Indenture, the Company shall cause such subsidiary to execute and deliver to the parties hereto a counterpart signature page to this Agreement, and such subsidiary shall be bound by all of the provisions of this Agreement as a "Guarantor."

SECTION 11. MISCELLANEOUS

         (a) REMEDIES. The Company and the Guarantors, if any, acknowledge and agree that any failure by the Company and/or the Guarantors, if any, to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors', if any, obligations under Sections 3 and 4 hereof. The Company and the Guarantors, if any, further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. The Company and the Guarantors, if any, will not, on or after the date of this Agreement, enter into any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company and the Guarantors, if any, have not previously entered into any agreement granting any registration rights with respect to their respective securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors', if any, securities under any agreement in effect on the date hereof.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers of, consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 11(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver of, consent to or departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

         (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

         (ii) if to the Company or any of the Guarantors, if any:

              Cole National Group, Inc.
              5915 Landerbrook Drive
              Mayfield Heights, Ohio 44124
              Attention: General Counsel
              Facsimile: (440) 461-3489

              with a copy to:

              Jones, Day, Reavis & Pogue
              North Point
              901 Lakeside Avenue
              Cleveland, Ohio 44114
              Attention: David A. Porter
              Facsimile: (216) 579-0212

         All such notices and communications shall be deemed to have been duly given at the time delivered by hand, when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; provided further that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors, if any, with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            COLE NATIONAL GROUP, INC.



                                            By:    /s/ Joseph Gaglioti
                                                --------------------------------
                                                Name:  Joseph Gaglioti
                                                Title: Vice President and
                                                       Treasurer



LEHMAN BROTHERS INC.



By:   /s/ Michael Konigsberg
   --------------------------------------
   Name:   Michael Konigsberg
   Title:  Managing Director


CIBC WORLD MARKETS CORP.



By:   /s/ Brian S. Gerson
   --------------------------------------
   Name:  Brian S. Gerson
   Title: Managing Director


MCDONALD INVESTMENTS INC.



By:    /s/ J.A. Chinnia IV
   --------------------------------------
   Name:   J.A. Chinnia IV
   Title:  Senior Vice President